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MEMORANDUM

Nomination of Directors for 2002

TO:

Employees and Shareholders of CH2M HILL Companies, Ltd.

FROM:

Ralph Peterson/COR

DATE:

January 7, 2002

As employee-owners of CH2M HILL, one of your important responsibilities is the selection of our Board of Directors. To assist you in understanding and fulfilling this responsibility, the four purposes of this announcement are to:

  Announce the slate of candidates proposed by the Nominating Committee of the Board, consistent with the process, criteria, and strategic issues outlined in Ralph Peterson's November 27, 2001, email memorandum.

  Outline the experience and credentials of the nominees in order to provide you with background information about the candidates.

  Outline the next steps for electing Board members so you can actively participate in the election process.

  Explain your opportunity to nominate other candidates by means of a petition process.

Board Nominating Committee

Under our Bylaws, the Nominating Committee is comprised of the President, two Directors, and two stockholder representatives who are not Directors. This year, the Committee included Phil Hall and Jill Sideman (Directors), Rick Hirsekorn and Pat Klampe (stockholder representatives) and Ralph Peterson (President).

The Nominating Committee met on December 10, 2001, to consider all of the candidates and the input received from our employees. The Committee carefully reviewed all your responses in determining who could best fulfill the outlined criteria for Board membership. In considering potential candidates, the Nominating Committee was cognizant of the three inside Directors whose terms are expiring (Bud Ahearn, Phil Hall and Jill Sideman). At its December 10, 2001, meeting the Nominating Committee considered candidates for those three inside director positions. Additionally, Greg McIntyre was appointed by the Board of Directors at its August 10, 2001, meeting, to fill the vacancy created by the resignation of Bob Card. Greg's appointment to fill this vacancy is effective until the next regular election of directors; therefore, his nomination for election to serve the remainder of Bob Card's term was also made by the Nominating Committee at its December 10, 2001, meeting.

Candidates and Credentials

As a result of these deliberations, the Nominating Committee intends to propose the following employee candidates for shareholder consideration at the annual shareholders meeting scheduled for May 7, 2002:

    James J. Ferris, Group President - Energy, Environment & Systems Business and President, CH2M HILL Constructors, Inc. (CCI)

    Michael D. Kennedy, President - Regional Operations

    Gregory T. McIntyre, Director of the CH2M HILL Communications Group

    Nancy R. Tuor, Chief Operating Officer, Rocky Flats Environmental Technology Site

If the candidates are elected at the annual shareholders meeting, the resulting Board will consist of the following inside Directors and their terms of office:

Director

Term Expiration

Sue King

2003

Greg McIntyre

2003

Ralph Peterson

2003

Ken Durant

2004

Don Evans

2004

Steve Guttenplan

2004

Jim Ferris

2005

Mike Kennedy

2005

Nancy Tuor

2005

Brief personal background descriptions for Jim Ferris, Mike Kennedy, Greg McIntyre and Nancy Tour and comments on why the Nominating Committee intends to propose them for Board membership, follow.

Jim Ferris

Jim joined CH2M HILL in 1994 to lead CH2M HILL's Federal Systems Business Group. This group subsequently became the Energy, Environment & Systems (EE&S) Business Group, which has responsibility for all U.S. Federal government business throughout the firm, as well as for all public and private sector work associated with the following business areas: telecommunications, nuclear programs, chemical and biological demilitarization, energy and power, industrial environmental and solid waste management, and U.S. Federal government operations, maintenance and privatization.

Immediately prior to joining CH2M HILL, Jim was President & CEO of Ebasco Environmental and served as a director of its parent company, Ebasco Services, Inc. He was previously responsible for other business units there and held numerous other senior management positions. Jim also served as project manager for a wide range of projects of varying size, scope and complexity in the energy, environment, industrial and nuclear sectors. He has significant international experience in consulting, design and construction as well as in the acquisition of new business.

Since Jim joined CH2M HILL, the company has experienced significant growth in revenues, earnings and contract backlog in all EE&S segments, through the successful acquisition and delivery of major private sector, U.S. DOE, U.S. DOD, and other federal government projects. He has led and supported the firm's initiatives in major program and contract management, integrated safety management, telecommunications, energy & power, technology, federal government base and site operations support, nuclear materials management, environmental, infrastructure and systems engineering, overall leadership development and construction services.

Jim was a director from 1998-2000 and has served on the Audit & Finance, Compensation & Workforce, Ownership & Incentive Compensation, and the Outside Director Search and Review Committees.

Mike Kennedy

Mike joined CH2M HILL in 1971 and is currently President of Regional Operations. Mike is responsible for day-to-day operations of six regions, 7,000 employees and more than $800 million in annual revenues. He leads the Global Operations Team responsible for setting firmwide policy and strategic direction. Mike has served in a variety of leadership capacities, including Regional Manager of the Northwest Region and Western Regional Director of the firmwide Business Development and Planning organization. He has managed and consulted on some of the firm's largest projects and has provided consulting to clients on organizational change, business process redesign and ways to improve project management.

Mike was a director from 1998-2000 and has served on the Audit & Finance, Workforce and Diversity and Ownership & Incentive Compensation Committees.

Greg McIntyre

Greg joined CH2M HILL in 1981 and has served the firm in a wide range of project management and business management roles. He began his career as a project engineer in Gainesville and served as project manager in both the Water and EE&S business groups. He served as Regional Manager for the Southeast Florida Region and later served in both Operations and Business Development management roles for the EE&S business group.

He is currently Director of the CH2M HILL Communications Group, for which he has worldwide responsibility for the firm's telecommunications business, including profit/loss responsibility and functional responsibilities for client service, project delivery, operations, technology, and business development. In this capacity, he has gained considerable international experience, as the group's business is about 70 percent outside the U.S. Its project teams have completed projects in 23 countries.

Greg has served as a non-director member of the Nominating, Audit & Finance and Stock Option Management Committees.

Nancy Tuor

Nancy joined CH2M HILL in 1980 as Planning Division Manager in the Portland, Oregon office. Her work includes a wide range of projects for both government and private sector clients. She was Regional Manager/Program Manager for CH2M HILL's Oak Ridge Waste Technology Center from 1989-1991. In 1991 Nancy was named Regional Manager for CH2M HILL's South Atlantic Region. Nancy joined the proposal team for the Rocky Flats contract in 1994, and moved to Denver when the contract was awarded in April, 1995. Since 1995, she has served in four different executive positions at Rocky Flats. Prior to recently being named Chief Operating Officer, she served as Project Manger for the demolition of 400 uranium, beryllium and industrial facilities as well as the completion of all site environmental remediation activities. Nancy's major project program management experience will provide a valuable perspective to the Board.

Nancy was a director from 1994-1996 and has served on the Audit & Finance, Ownership & Incentive Compensation, Nominating and Workforce 2000 Committees.

Next Steps in the Nominating Process

As provided by CH2M HILL's Bylaws, after the issuance of this notice, 30 days are allowed for the nomination of additional employee Director candidates by petitions signed by stockholders representing at least ten percent of the common stock outstanding. Petitions for additions to the Nominating Committee slate must be submitted to the Assistant Secretary of the corporation (Liz McAdams/COR) on or before the expiration of the 30-day period (February 7, 2002). Since CH2M HILL is registered with the SEC, the petition nomination process is subject to SEC proxy rules, which you should follow if you decide to submit additional nominations through petition.

In closing, we want to reemphasize the importance of your comments to the Nominating Committee on the Board of Directors candidates. Although the nominations are made annually, the process of selecting nominees is really ongoing and continuous. The input from this year's selection process becomes the starting point for next year's nominating process. Your comments on candidates and issues are highly valued, earnestly sought and sincerely appreciated.

Thank you for your participation in this process.

This announcement, provided as required by CH2M HILL's Bylaws, is not intended to solicit votes for Board of Directors members. In April 2002, all shareholders will received a formal proxy statement containing important information about the Board of Directors election and other issues to be considered at the annual shareholders meeting, currently scheduled for May 7, 2002. Please read that proxy statement carefully for additional information on topics covered by this announcement (the proxy statement will also be available at no cost on the Securities and Exchange Commission's (SEC) web site at www.sec.gov). Current share ownership of our Directors and proposed Director-nominees is available upon request from Liz McAdams/COR, Assistant Secretary.